UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 5, 2008

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Amendment of a Material Definitive Agreement.

On July 7, 2008, Inovio Biomedical Corporation (the “registrant”) and VGX Pharmaceuticals, Inc., a privately-held Delaware corporation (“VGX”), executed a definitive merger agreement (the “Merger Agreement”), which provides for the issuance of the registrant’s securities in exchange for all of the outstanding securities of VGX and the merger of an acquisition subsidiary with VGX.  On December 5, 2008, the registrant and VGX executed an amended and restated merger agreement (the “Amended Agreement”), as approved by both the registrant’s and VGX’s boards of directors.

The Amended Agreement provides that at the time of closing of the merger contemplated by the Amended Agreement, VGX will merge with and into a wholly-owned acquisition subsidiary of the registrant, with that subsidiary surviving the merger (the “Merger”).  However, the previously announced methodology for determination of the exchange ratio for issuance of the registrant’s securities as Merger consideration in exchange for outstanding VGX securities has not changed in the Amended Agreement.  Concurrent with the Merger, the registrant will issue shares of the registrant’s common stock in exchange for all of the outstanding shares of VGX common stock based on an exchange ratio derived from the comparative fully diluted share capitalization of the companies, excluding the shares of VGX common stock underlying outstanding VGX convertible debt.  The registrant will also assume all outstanding VGX options, VGX warrants and, on a consolidated basis,  VGX convertible debt, which will become exercisable or convertible, as applicable, for the registrant’s common stock; the pricing and shares into which the VGX options and VGX warrants are exercisable will be adjusted based on the exchange ratio, and the VGX convertible debt will become convertible at $1.05 per share of the registrant’s common stock.

Due to the structure of the exchange ratio calculation, it is not possible for the parties to state with certainty at this time the total number of shares of the registrant’s common stock, options and warrants to be issued at closing of the Merger.  However, the exchange ratio is designed to result in the legacy holders of the registrant’s and VGX securities each holding on an aggregate basis 50% of the combined company’s fully-diluted equity interests, excluding from the calculation the shares issuable upon the conversion of the VGX convertible debt.  The Amended Agreement also provides that five significant stockholders of VGX will place 8,000,000 shares of the registrant’s common stock received in the Merger into a voting trust, effective concurrent with the closing of the Merger, to be administered by an independent committee of the board of directors of the combined company. The trustees would vote the shares in accordance with the percentage of votes cast by all stockholders on any particular matter.  Based on current capitalization information and the impact of the anticipated voting trust agreement, the parties anticipate that legacy registrant capital stock holders and legacy VGX common stock holders will share voting power over the combined company approximately 51.7% and 38.9%, respectively, based on the anticipated number of shares of Inovio capital stock to be outstanding, with the remainder of voting power to be allocated by the voting trust.  However, the exact percentage split of the equity interests in and voting power over the combined company will depend on a number of factors, including the registrant’s pre-closing capitalization and VGX’s pre-closing capitalization, thus these projected percentages may change prior to closing.

The registrant remains required to use commercially reasonable efforts to register the securities to be issued in the Merger under the Securities Act of 1933, as amended, on a registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”). Registered shares of common stock received in the transaction by certain significant holders of VGX common stock and certain affiliates and all employees of VGX and shares of registrant common stock held by all affiliates and employees of the registrant at the time of consummation of the transaction will be subject to lock-up arrangements that will provide for 25% of the shares initially subject to the lock-up per individual to be released from such restrictions upon each six-month anniversary of the closing date of the transaction, such that all shares will be released from the lock-up arrangements upon the two-year anniversary of the closing date of the transaction. The foregoing lock-up restrictions will not apply to the shares of the registrant’s common stock issued upon conversion of VGX convertible debt, which will instead be subject to a separate lock-up for six months after the closing date of the transaction, and which will provide for 50% of the shares initially subject to the lock-up to be released upon the three-month anniversary of the closing date of the transaction.

The Amended Agreement anticipates that the post-Merger company will have a five-person board of directors consisting of three directors from the registrant’s current board of directors and two directors from VGX’s current board of directors and provides for an integrated management team consisting of members from both the current registrant’s and VGX’s management teams.  The combined company is expected to be led by Dr. J. Joseph Kim of VGX as chief executive officer and Dr. Avtar Dhillon of the registrant as president, chairman of the board and a director.  Peter Kies of the registrant is anticipated to continue as chief financial officer.  The combined company’s headquarters are anticipated to remain in San Diego, California, while maintaining other operations in Blue Bell, Pennsylvania, The Woodlands, Texas, and Oslo, Norway.

The closing of the Merger as contemplated by the Amended Agreement should still have no impact on the registrant’s outstanding securities, other than dilution caused by the securities to be issued upon consummation of the Merger and triggering accelerated vesting rights for the registrant’s outstanding options to purchase common stock.

The Merger remains subject to completion of the registration of the registrant’s securities to be issued with the SEC, receipt of approval from both companies’ stockholders of the transaction, and other customary closing conditions.  The registrant expects to file a joint proxy statement/prospectus and supporting materials as part of its Form S-4, and registrant and VGX will hold special meetings of their respective stockholders to seek approval of the Merger and, in the case of registrant, related stockholder proposals.

Investors and the public are encouraged to read the relevant registration proxy solicitation related documents to be filed with the SEC with respect to the Merger because they contain important information about the companies, the Merger, the securities to be issued and the expectations for the combined company. The registration statement/proxy statement to be filed on Form S-4 and other Merger-related documents will be available, when filed, without charge, from the SEC’s web site (www.sec.gov) or can be obtained, free of charge, by requesting such documents, including any items incorporated by reference, from the registrant.

Prior to the date of the Merger Agreement, the registrant’s sole relationships with VGX were as a party to a licensing agreement with VGX entered into in the ordinary course of business of both the registrant and VGX and as a holder of 25,000 shares of VGX common stock acquired in relation to such agreement. The shares of VGX common stock held by the registrant will be cancelled upon closing of the Merger.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 is incorporated by reference herein.

Item 5.02.

(d).  Election of Directors.

On December 5, 2008, the board of directors of the registrant appointed Chin-Cheong Chong, as Inovio’s ninth director. In addition to Mr. Chong, Inovio’s board of directors now consists of James L. Heppell, chairman of the board, Dr. Avtar Dhillon, president and chief executive officer, Riaz Bandali, Simon X. Benito, Tazdin Esmail, Robert W. Rieder, Dr. Stephen Rietiker and Patrick Gan.

Since October 2001, Mr. Chong, 48, has served as co-founder and Managing Director of Huios Pte Ltd (previously known as GS Excel Associates Pte Ltd), which provides consultancy services to business enterprises in the area of capital markets, fundraising, and investor relations.  Mr. Chong received his MBA in finance from Indiana University at Bloomington and he was awarded a B.Sc. in industrial engineering by the University of Wisconsin – Madison. Mr. Chong previously worked for Goldman Sachs in New York and later started the firm’s equities sales business in Singapore with a team of colleagues, covering southeast Asia. After about 10 years with Goldman Sachs, he was invited to join JP Morgan as the head of self-directed investment for south Asia in 1996 and later promoted to Co-head, Private Wealth Management Group, South Asia. From 1999 to 2000, Mr. Chong was the managing director of DBS Securities Singapore and also responsible for DBS Bank’s securities and stockbroking businesses world-wide.

At the time of his appointment, the board of directors did not appoint Mr. Chong to any of the board’s committees, and at this time the board does not anticipate appointing Mr. Chong to any of its committees prior to the earlier of the consummation of the Merger discussed in Item 1.01 above or the election of the registrant’s directors at its annual general meeting of stockholders in 2009.

Mr. Chong has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Concurrent with Mr. Chong’s appointment on December 5, 2008, the registrant’s board of directors approved a grant of options pursuant to the registrant’s 2007 Omnibus Incentive Plan to Mr. Chong, exercisable for 30,000 shares of the registrant’s common stock, vesting quarterly over a period of three (3) years.  The option is to be issued after the close of trading on the second trading day after announcement of the Amended Agreement and to be exercisable at the closing price of the registrant’s common stock as listed on the NYSE Alternext as of such date of issuance.

(e).  Compensatory Arrangements of Certain Officers.

Merger-related Employment Agreements

In conjunction with the Amended Agreement discussed in Item 1.01, the registrant’s board of directors approved the execution of new employment agreements for Dr. Avtar Dhillon and Peter Kies, to be executed prior to and effective upon closing of the Merger, which replaces the consulting agreements announced in the registrant’s Current Report on Form 8-K dated July 7, 2008.  The new employment agreements confirms the anticipated title, salary, termination and severance rights and other terms of employment for Dr. Dhillon and Mr. Kies and provides for closing payments equal to two years’ and one year’s salary, respectively in lieu of maintaining the severance terms referenced in Dr. Dhillon’s and Mr. Kies’ existing employment agreements.  With respect to Dr. Dhillon, such closing payment shall be held in an escrow account upon the closing of the Merger and shall be released from escrow 50% upon the six month anniversary of the closing of the Merger and the remainder upon the one year anniversary of the closing of the Merger, unless accelerated under certain termination scenarios.  With respect to Mr. Kies, 50% of such closing payment payable upon closing of the Merger and the remainder payable upon the six month anniversary of the closing of the Merger.  These employment agreements will be filed with the registrant’s initial Form S-4 filing and described further therein.

Option Grants

On December 5, 2008, the Compensation Committee of the registrant’s board of directors authorized the grant of the following equity securities pursuant to the registrant’s 2007 Omnibus Incentive Plan in recognition of the performance of certain executive officers during the 2008 fiscal year:

Named Executive Officer	Options Bonus

Avtar Dhillon, M.D., President, Chief Executive Officer	100,000

Peter Kies, Chief Financial Officer	40,000

Michael Fons, Vice President, Corporate Development	20,000

Punit Dhillon, Vice President, Finance & Operations	70,000

These options are to be issued after the close of trading on the second trading day after announcement of the Amended Agreement and to be exercisable at the closing price of the registrant’s common stock as listed on the NYSE Alternext as of such date of issuance. These options will vest 25% immediately, and 25% for each anniversary thereafter.

Item 8.01.  Other Events.

On December 8, 2008, the registrant issued a press release announcing the execution of the Amended Agreement described in Item 1.01, a copy of which press release is filed as Exhibit 99.1 to this report.

On December 8, 2008, the registrant issued a press release announcing the appointment of Mr. Chin-Cheong Chong to its board of directors as described in Item 5.02, a copy of which press release is filed as Exhibit 99.2 to this report.

On December 5, 2008, the registrant’s board of directors, upon recommendation from the registrant’s Nomination and Corporate Governance Committee adopted a Modified Plurality Voting Policy (the “Policy”) as an addition to its Corporate Governance Policy.  The Policy provides that any nominee for director in an uncontested election who receives (a) a greater number of votes “withheld” from his or her election than votes “for” his or her election and (b) votes “withheld” from his or her election that constitute thirty-five percent (35%) or more of the registrant’s outstanding shares of common stock, shall promptly tender his or her written resignation following the certification of the stockholder vote.  The board of directors, in accordance with the procedures set out in the Policy, and upon a recommendation from the Nomination and Corporate Governance Committee, shall either accept such resignation, or defer its acceptance for no more than thirty days to enable the board to maintain compliance with applicable rules and regulations.  The registrant shall promptly disclose such determination on any pending resignation via Current Report on Form 8-K.  A copy of the Policy is attached hereto as Exhibit 99.3 and is incorporated in its entirety by reference herein.  The Policy will also be posted to the registrant’s website as part of the registrant’s overall Corporate Governance Policy.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

2.1	Amended and Restated Merger Agreement dated December 5, 2008
99.1	Press Release regarding Amended and Restated Merger Agreement
99.2	Press Release regarding Appointment of Director
99.3	Modified Plurality Voting Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2008

INOVIO BIOMEDICAL CORPORATION

	By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer